UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 6, 2009

CHINA SHEN ZHOU MINING & RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-33929	87-0430816
(State of Incorporation)	(Commission File No.)	(IRS Employer ID Number)

No. 166 Fushi Road Zeyang Tower, Shijingshan District, Beijing, China 100043
(Address of principal executive offices)

86-010-8890 6927
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On December 30, 2008, China Shen Zhou Mining & Resources, Inc. (the “Company” or “we”) accepted the resignation of Grobstein, Horwath & Company LLP (“Grobstein”) as our principal independent accountant. Grobstein issued an Independent Auditor’s Report on the financial statements of the Company for the two years ended on December 31, 2007 and December 31, 2006. Grobstein also reviewed the interim financial statements of the Company for the nine months ended September 30, 2008.

During the two fiscal years ended on December 31, 2007 and 2006, and through December 30, 2008, (i) there were no disagreements between the Company and Grobstein on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Grobstein would have caused Grobstein to make reference to the matter in its reports on the Company’s financial statements, and (ii) Grobstein’s reports on the Company’s financial statements did not contain an adverse opinion or disclaimer of opinion, nor were they modified as to audit scope or accounting principles. During the two fiscal years ended on December 31, 2007 and 2006 and through December 30, 2008, there were no reportable events as that term is described in Item 304(a)(1)(iv) of Regulation S-K.

On December 31, 2008, the Board of Directors of the Company appointed Sherb & Co., LLP as the principal independent accountant after the Board of Directors accepted the resignation of Grobstein.

On January 5, 2009, we provided Grobstein with a copy of this Form 8-K, and requested that Grobstein furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements within ten (10) business days of the filing of this Form 8-K. We received such letter on January 5, 2009. A copy of such letter, dated January 5, 2009 is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

16.1	Letter of Grobstein, Horwath & Company LLP, dated January 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

REGISTRANT: China Shen Zhou Mining & Resources, Inc.

Date: January 6, 2009	By:	/s/ Xiaojing Yu
Xiaojing Yu,
Chief Executive Officer